Exhibit 3.16

                          Delaware PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "GULF SOUTH SECURITIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF JANUARY, A.D. 2009, AT 11 O'CLOCK A.M.
A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

JEFFREY W. BULLOCK
Jeffrey W. Bullock, Secretary of State
4647479 8100 090058365	AUTHENTICATION: 7094197 DATE: 01-22-09
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 01/22/2009
FILED 11:00 AM 01/22/2009
SRV 090058365 - 4647479 FILE

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION
(WITH DIRECTORS LIAIBILITY)

l.         The name of the corporation shall be
Gulf South Securities,Inc.

2.        Its registered office in the State of Delaware is located at
113 Barksdale Professional Center

In the city of Newark _____________, County of New Castle,

Zip Code 19711                                                              and its Registered Agent at such address is
Delaware Intercorp, Inc.

3.	The purpose or purposes of the corporation shall be: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4.        The total number of shares which the corporation shall authorized to issue is:
1,000,000 shares of common stock, par value $0.01 per share

5.	The powers, preferences and rights and the qualifications, limitations or restrictions thereof shall be determined by the board of directors.

6.        The name and address of the incorporator is as follows:
Gulf South Holding, Inc., 305 Baronne Street, Suite 700, New Orleans, LA   70112

7.        The Board of Directors shall have the power to adopt, amend or repeal by by-laws.

8.
No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this      15     day of January , 2009.

BY:	TIMOTHY J. FLANAGAN
(Incorporator)

NAME:	Gulf South Holding, Inc.
By: Timothy J. Flanagan,
Secretary and Chief
Operating Officer